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                                                    Exhibit 10.33





August 5, 1997

Mr. Richard C. Stone
4 Ashbrook Road
Exeter, NH  03833

Dear Dick:

I am pleased to extend to you the following offer of employment:

Position:                Vice President
                         NRG Generating (U.S.) Inc. ("NRGG")
                         You will report to the President and
                         CEO of NRGG

Duties:                  Head of Business Development and
                         Marketing, with duties as assigned by
                         the President and CEO

Base Salary:             $12,917/month

Hire Date:               As soon as possible, but not later than
                         1 September 1997

      Hiring  Bonus:   $15,000 payable within  seven  (7)
      days of Hire Date

Annual Bonus:            Up to 50% of Base Salary, according to
                         an annual plan recommended by the
                         President and CEO and approved by
                         NRGG's Board of Directors determined
                         under such annual plan.  For calendar
                         year 1997, the annual

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                         bonus will be prorated based on actual
                         days worked in 1997.

Stock Options:           Subject to approval of the NRGG Board
                         of Directors, you will receive the
                         following stock options:

             (1) An option to purchase up to 50,000 shares of NRGG common stock pursuant to the 1996 or 1997 NRGG Stock Option Plan ("the Plan"); strike price to be the weighted average of the common stock price within the 20 day period prior to the Hire Date, as determined in good faith by NRGG's Chief Financial Officer.

             (2) An option to purchase up to an additional 25,000 shares of options on NRGG common stock, pursuant to the Plan; strike price to be the weighted average of the common stock price within the 20 day period prior to the Hire Date, as determined in good faith by NRGG's Chief Financial Officer. The incentive shares will begin vesting on the day following the twenty-day period during which the common stock shall have traded at a price of $25/share.


             (3) An additional 25,000 options on NRGG common stock, pursuant to the Plan; strike price will be the weighted average of the common stock price within the 20 day period prior to the Hire Date, as determined in good faith by NRGG's Chief Financial Officer. The incentive shares will begin vesting on the day following the twenty-day period during

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                            which the common stock shall have
                            traded at a price of $35/share.



Benefits:                You will receive health, dental, life
                         insurance and the employee benefits
                         available to officers of NRGG, as such
                         benefits are available from time to
                         time.  You acknowledge receipt of a
                         copy of NRGG's current employee
                         benefit program.

Relocation:              Moving and relocation expenses will be
                         paid or reimbursed pursuant to NRGG's
                         Relocation Policy, copy attached.

Parking:                 NRGG will pay expenses of covered
                         parking at the Company's headquarters.

Vacation:                Four (4) weeks per year

This offer is subject to the following:

                         Completion of reference checks (please
                         provide three professional references);

                         Completion of a security evaluation by
                    NRGG.

When the conditions have been satisfied, the provisions of this letter will function as the terms and conditions of a binding agreement between you and NRGG.

     Dick, I want to welcome you to NRGG. Please acknowledge acceptance of these terms by signing in the space below. You may retain one original of this letter for your file.

Best regards

/s/ Robert T. Sherman, Jr.

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Terms accepted this 28th day of August, 1997.


By:/s/ Richard Stone
       Richard C. Stone

Enclosures:
         NRGG Employee Benefit Program as of August 1, 1997
         NRGG Relocation Policy


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